Exhibit 10.6

ASSIGNMENT AGREEMENT

This Assignment Agreement (the “Assignment Agreement”), effective on May 1 , 2018 is made by and between UBI Blockchain Internet, Ltd., a Hong Kong Company (hereinafter referred to as “Assignor”), and UBI Blockchain Internet, Ltd., a Delaware Company (hereinafter referred to as “Assignee”).

RECITALS

WHEREAS, Assignor is owned and controlled by Tony Liu, who is also the CEO and largest shareholder of the Assignee.

WHEREAS, the Assignor, as a Hong Kong Company, has entered into a separate agreement with the Hong Kong Special Administrative Region and The Hong Kong Polytechnic University (the “Associates”) to complete the Project related to blockchain technology.

WHEREAS, since the Assignor does not have any employees or resources to market the blockchain technology being developed by the Associates, the Assignor desires to permanently assign the exclusive rights, plans, ideas, tangible assets, intangible assets and intellectual property developed by the Associates to the Assignee.

WHEREAS, the Assignee desires to accept the exclusive rights, plans, ideas, tangible assets, intangible assets and intellectual property developed by the Associates, along with any obligations to complete the Project with the Associates and facilitate the commercialization of this blockchain technology.

WHEREAS, since Tony Liu, a related party to this Assignment Agreement, he will benefit from this assignment as the largest shareholder of the Assignee, since the Assignee has the manpower and resources to commercialize the Project being developed by the Associates.

Now, therefore, in consideration for the foregoing and the covenants and promises hereinafter set forth, and with intent to be legally bound, the parties hereto agree as follows:

1.            Both parties hereby agree to undertake all terms, conditions and obligations in this Assignment Agreement.

2.            Both parties have been provided with adequate notice and information regarding the Assignment Agreement.

3.            The Assignor and Assignee warrant and represent that they are authorized to make this assignment and enter into to this Assignment Agreement.

4.            All parties agree that they are obligated to perform the necessary terms and conditions, related to this Assignment Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Assignment Agreement, in duplicate, by proper persons thereunto duly authorized.

UBI Blockchain internet, ltd.	UBI Blockchain internet, ltd
a hong kong company	A delaware companY
Assignor:	ASSIGNEE:
/s/ Tony Liu	/s/ Tony Liu
Tony Liu	Tony Liu
Owner	Chief Executive Officer